Exhibit 10.22

FOURTH AMENDMENT TO LEASE

(Creekside)

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of the            day of March, 2005, by and between SORRENTO VALLEY ROAD, LLC, a Delaware limited liability company (“Landlord”) and WEBSENSE, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.                                   Legacy-RECP Sorrento OPCO, LLC, a Delaware limited liability company (“Original Landlord”) and Tenant entered into that certain Office Lease dated as of April 19, 2002 (the “Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of October 1, 2002 by and between Original Landlord and Tenant (the “First Amendment”), (ii) that certain Second Amendment to Lease dated as of April 30, 2003 by and between Tenant and Landlord (as successor-in-interest in the Lease to Original Landlord) (the “Second Amendment”), and (iii) that certain Third Amendment to Lease dated as of July 30, 2004 by and between Tenant and Landlord (the “Third Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in the Project.  The Original Lease, as amended by the First Amendment,  the Second Amendment and the Third Amendment, may be referenced to herein as the “Lease.”

B.                                     By this Fourth Amendment, Landlord and Tenant desire to (i) confirm the Expansion Space Commencement Date of Tenant’s lease of the Expansion Space (as such terms are defined in the Third Amendment), (ii) memorialize Landlord’s and Tenant’s agreement regarding the performance of certain work in the Expansion Space, and (iii) to otherwise modify the Lease as provided herein.

C.                                     Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1.                                       Expansion Space Commencement Date.  Landlord and Tenant hereby acknowledge and agree that the Expansion Space Commencement Date of Tenant’s leasing of the Expansion Space (described in the Third Amendment) is December 30, 2004.

2.                                       Landlord’s Further Improvement Work in the Expansion Space.  Tenant acknowledges and agrees that Landlord has, as of the date hereof, performed the following work (collectively, “Landlord’s Work”) in the Expansion Space:  (i) repaired the water damage in the kitchen and other areas in the Expansion Space affected by such water damage; (ii) installed three (3) Carrier rooftop units to cool the “improved” area of the Expansion Space that were previously serviced by the existing Liebert units (which Carrier rooftop units were also ducted and prepared for normal office use by Landlord); (iii) installed a Carrier 6-ton rooftop air conditioning heat pump unit over the “shell” space of the Expansion Space (with Tenant, at its cost, to distribute the air generated by the heat pump as and when desired by Tenant); and (iv) repaired the leaks in the rooftop, which rooftop will continue to be monitored by Landlord for further repair as needed.  In addition to the foregoing, Landlord will, at Landlord’s sole cost and expense, on or before March 31, 2005 (or as soon thereafter as reasonably possible), remove the existing Liebert units and repair any structural damage caused by such removal; provided, however, that Tenant shall perform any other remediation/improvement work required as a result of such removal or as otherwise may be desired by Tenant.

3.                                       Tenant’s and Landlord’s Repair Obligations for the Expansion Space.  Landlord and Tenant acknowledge and agree that Landlord’s and Tenant’s repair obligations with respect to the Premises (as provided in and subject to the terms and provisions of the Lease) also apply to the Expansion Space.

4.                                       Release of Liability.  This Fourth Amendment shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties pertaining to the condition of the Expansion Space and Landlord’s Work.

Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

5.                                       Brokers.  Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Fourth Amendment.  Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Fourth Amendment.

6.                                       Signing Authority.  Each individual executing this Fourth Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Fourth Amendment and that each person signing on behalf of Tenant is authorized to do so.

7.                                       No Further Modification.  Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

“Landlord”:

SORRENTO VALLEY ROAD, LLC.,
a Delaware limited liability company

By:	Principal Life Insurance Company, an Iowa Corporation, its sole member

	By:	Principal Real Estate Investors, LLC, a Delaware limited liability company, its authorized signatory

By:

Title:

“Tenant”:

WEBSENSE, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

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